Exhibit 99.1
CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC
Special Committee of the Audit, Conflicts and Governance Committee of the Board of Directors
Texas Eastern Products Pipeline Company, LLC
1100 Louisiana Street, Suite 1600
Houston, Texas 77002
Members of the Special Committee:
We hereby consent to the inclusion of our opinion letter, dated June 28, 2009, to The Special Committee of the Audit, Conflicts and Governance Committee of the Board of Directors of Texas Eastern Products Pipeline Company, LLC, included as Annex B to the Proxy Statement of TEPPCO Partners, L.P. included in the proxy statement/prospectus, which forms part of Amendment No. 2 to the registration statement on Form S-4 of Enterprise Products Partners L.P. (the “Registration Statement”) filed with the Securities and Exchange Commission on September 4, 2009 and the references to our firm and our opinion in such Proxy Statement under the headings “SUMMARY—TEPPCO’s Reasons for the Merger,” “SUMMARY—Opinion of Financial Advisor,” “THE MERGER—Background of the Merger,” “THE MERGER—Recommendation of the TEPPCO Special Committee and the TEPPCO Board and Reasons for the Merger,” “THE MERGER— Unaudited Financial Projections of Enterprise and TEPPCO” and “THE MERGER—Opinion of the TEPPCO Special Committee‘s Financial Advisor.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: September 4, 2009 /s/ CREDIT SUISSE SECURITIES (USA) LLC